     As filed with the Securities and Exchange Commission on August 26, 2002
                               File No. 000-28638

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------

                        INTERUNION FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                                     87-0520294
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                              1232 NORTH OCEAN WAY
                            PALM BEACH, FLORIDA 33480
                                 (561) 845-2849
                    (Address of Principal Executive Offices)

                                 ---------------

                               SERVICES AGREEMENT
                               WITH GERARD SERFATI
                            (Full title of the plan)

                                 ---------------

                             LEDYARD H. DEWEES, P.A.
                              270 N.W. THIRD COURT
                         BOCA RATON, FLORIDA 33432-3720
                     (Name and address of agent for service)

                                 (561) 368-1427
          (Telephone number, including area code, of agent for service)

                                 --------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
                                                                Proposed maximum       Proposed maximum
                                             Amount to be        offering price       aggregate offering          Amount of
Title of securities to be registered        registered (1)        per share (1)            price (1)          registration fee
------------------------------------------------------------------------------------------------------------------------------
Common Shares, par value $.001 per
share ................................        3,000,000               $0.10                $300,000                $90.00
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purposes of computing the amount of the registration fee under Rules 457(c) and (h) of the Securities Act based on the price of the common shares after payment of the special dividend for paying date August 30, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.           PLAN INFORMATION.

                  The Company has entered into an agreement with certain consultants and advisors which provide for the issuance of shares of our common stock for services to us in lieu of cash compensation. In consideration for past and continuing services rendered and to be rendered to us until the term of the agreement expires or until such time as we shall generate sufficient cash flow from operations, if ever, in order to pay cash compensation to certain consultants and advisors, we have prepared this Form S-8 registration statement to provide for the issuance and registration of an aggregate of 3,000,000 shares to Gerard Serfati pursuant to a services agreement attached hereto as Exhibit 1.1.


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employees, directors and consultants, pursuant to Rule 428(b) are available without charge by contacting: Georges Benarroch, President, InterUnion Financial Corporation, 1232 North Ocean Way, Palm Beach, FL 33480 (561) 845-2849.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents have been filed by InterUnion Financial Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") and are hereby incorporated by reference in this Registration Statement:

                  a) The Company's Quarterly Report on Form 10Q-SB for the period ended June 30, 2002, as filed with the Securities and Exchange Commission (the "Commission");

                  b) The Company's Annual Report on Form 10K-SB for the fiscal year ended March 31, 2002, as filed with the Securities and Exchange Commission (the "Commission");

                  c) The description of the Company's Common Shares contained in the Company's 10K-SB for the fiscal year ended March 31, 2002;

                  In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Subject to certain provisions of our by-laws, every director, officer and committee member shall be indemnified out of the Company's funds against all liabilities, loss, damage or expense, including but not limited to liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director, officer or committee member; provided that the indemnity contained in the by-laws will not extend to any matter which would render it void under the laws of the State of Delaware.


ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


ITEM 8.           EXHIBITS.

                  The exhibits to this registration statement are listed in the
Exhibit Index on page II-5 of this registration statement, which index is incorporated herein by reference.


ITEM 9.           UNDERTAKINGS.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (i) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (ii) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


 SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filings on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Palm Beach, Florida, on the 26th day of August, 2002.

                        INTERUNION FINANCIAL CORPORATION


                                           By:    /s/ Georges Benarroch
                                                  ----------------------------
                                           Name:  Georges Benarroch
                                           Title: President and CEO

POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Georges Benarroch and Peter Prendergast, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to said Registration Statement.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                     NAME                       CAPACITY                                              DATE
---------                     ----                       --------                                              ----
/s/ Georges Benarroch         Georges Benarroch          President, Chief Executive Officer and Director    August 26, 2002
-------------------------

/s/ Peter Prendergast         Peter Prendergast          Director                                           August 26, 2002
-------------------------

/s/ Muriel Woodtli            Muriel Woodtli             Director                                           August 26, 2002
-------------------------


EXHIBIT INDEX

     EXHIBIT NO.       EXHIBIT
     -----------       -------
     1.1          -    Services Agreement between the Company and Gerard Serfati dated July 5, 2002.

     5.1          -    Opinion of Ledyard H. DeWees, P.A.  as to the legality of the securities being registered dated August 26, 2002

     24.1         -    Power of Attorney (set forth on the signature page of this Registration
                       Statement) dated August 26, 2002

-----------------------------

* Incorporated by reference to the 10K-SB of InterUnion Financial Corporation filed with the Securities and Exchange Commission on June 28, 2002.

** Incorporated by reference to Form S-8 Registration Statement of InterUnion Financial Corporation filed with the Securities and Exchange Commission on August 26, 2002.